Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

KAR AUCTION SERVICES, INC.

AND

IAA SPINCO INC.

DATED AS OF [●]

TABLE OF CONTENTS

		Page

Article I

DEFINITIONS

Section 1.01	Definitions	1
Section 1.02	Interpretation	6

Article II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01	General Principles	7
Section 2.02	Service Credit	8
Section 2.03	Benefit Plans	9
Section 2.04	Individual Agreements	10
Section 2.05	Non-U.S. Jurisdictions	11

Article III

ASSIGNMENT OF EMPLOYEES

Section 3.01	Active Employees	12

Article IV

EQUITY, INCENTIVE AND EXECUTIVE COMPENSATION

Section 4.01	Generally	12
Section 4.02	Equity Incentive Awards	13
Section 4.03	Non-Equity Incentive Plans	19
Section 4.04	Director Compensation	19

Article V

U.S. QUALIFIED RETIREMENT PLANS

Section 5.01	SpinCo U.S. Savings Plan	20

Article VI

Director Deferred Compensation Plan

Section 6.01	KAR	21
Section 6.02	SpinCo.	21

Article VII

WELFARE BENEFIT PLANS

Section 7.01	Welfare Plans	22
Section 7.02	U.S. COBRA and HIPAA	23
Section 7.03	Vacation, Holidays and Leaves of Absence	23
Section 7.04	Severance and Unemployment Compensation	23
Section 7.05	Workers’ Compensation	24
Section 7.06	Insurance Contracts	24
Section 7.07	Third-Party Vendors	24
Section 7.08	SpinCo Retained Welfare Plans	24

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EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of [●] (this “Agreement”), is by and between KAR Auction Services, Inc., a Delaware corporation (“KAR”), and IAA Spinco Inc., a Delaware corporation and wholly owned subsidiary of KAR (“SpinCo”).

WHEREAS, as contemplated by the Separation and Distribution Agreement between KAR and SpinCo dated [●], KAR and SpinCo desire to enter into this Agreement to provide for the allocation of Assets, Liabilities, and responsibilities with respect to certain matters relating to employees and other individual service providers (including employee compensation and benefit plans and programs) between them.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01            Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below.  Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in the Separation and Distribution Agreement.

“17/18 KAR PRSU” shall have the meaning set forth in Section 4.02(b)(i).

“19 KAR PRSU” shall have the meaning set forth in Section 4.02(b)(ii).

“19 SpinCo PRSU” shall have the meaning set forth in Section 4.02(b)(ii).

“Action” shall have the meaning set forth in the Separation and Distribution Agreement.

“Affiliate” shall have the meaning set forth in the Separation and Distribution Agreement.

“Agreement” shall have the meaning set forth in the preamble to this Agreement and shall include all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 9.17.

“Ancillary Agreement” shall have the meaning set forth in the Separation and Distribution Agreement.

“Assets” shall have the meaning set forth in the Separation and Distribution Agreement.

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including pension plans, savings plans, thrift plans, supplemental pension plans and Welfare Plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays; provided, however, the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies.

“Closing KAR Stock Price” shall have the meaning set forth in Section 4.02(a)(i)(B).

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Covered Participants” shall have the meaning set forth in Section 6.02(a).

“Effective Time” shall mean the Distribution Effective Time as defined in the Separation and Distribution Agreement.

“Employee” shall mean any KAR Group Employee or SpinCo Group Employee.

“Employment Taxes” shall mean any federal, state, local or foreign Taxes, charges, fees, duties, levies, imposts, rates, social security contributions or other assessments or obligations, in each case in the nature of a Tax, imposed on, due or asserted to be due from (i) Employees or Former Employees or (ii) the KAR Group or the SpinCo Group as employers or former employers of such Employees or Former Employees including employers’ and employees’ portions of Federal Insurance Contributions Act Taxes, employers’ Federal Unemployment Tax Act taxes and state and local unemployment insurance taxes, and employers’ withholding, reporting and remitting obligations with respect to any such Taxes or employees’ federal, state and local income taxes that are imposed on or due from Employees or Former Employees.

“Equity Award Deduction” shall mean any Tax deduction that may be taken pursuant to applicable Law with respect to any KAR Award or any SpinCo Award held by any Employee or any Former Employee.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Former Employees” shall mean Former KAR Group Employees and Former SpinCo Group Employees.

“Former KAR Group Employee” shall mean any individual who is a former employee of KAR or any of its Subsidiaries as of the Effective Time and who is not a Former SpinCo Group Employee.

“Former SpinCo Group Employee” shall mean any individual who is a former employee of KAR or any of its Subsidiaries as of the Effective Time and who, during the final twelve (12) months of his or her employment, was primarily in the service of the SpinCo Business.

“General Continuation Period” shall mean a period of time commencing as of the Distribution Date and ending on December 31, 2019.

“HIPAA” shall mean the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“Individual Agreement” shall mean any individual (i) employment contract, (ii) retention, severance or change of control agreement, (iii) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country), or (iv) other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the KAR Group and a SpinCo Group Employee, as in effect immediately prior to the Effective Time.

“IRS” shall mean the United States Department of Treasury Internal Revenue Service.

“KAR” shall have the meaning set forth in the preamble to this Agreement.

“KAR Award” means the adjusted KAR Options, the KAR RSUs, KAR Restricted Stock Awards, and the KAR PRSUs, collectively.

“KAR Benefit Plan” shall mean any Benefit Plan established, sponsored or maintained by KAR or any of its Subsidiaries immediately prior to the Effective Time, excluding any SpinCo Benefit Plan.

“KAR Change of Control” shall have the meaning set forth in Section 4.02(h).

“KAR Compensation Committee” shall mean the Compensation Committee of the KAR Board.

“KAR Director Plan” shall have the meaning set forth in Section 6.01.

“KAR Equity-Based Plans” means the Stock Incentive Plan and the 2009 Omnibus Stock and Incentive Plan, each as amended from time to time.

“KAR ESPP” shall have the meaning set forth in Section 4.02(m)(i).

“KAR Group Employee” shall mean each individual who is employed by the KAR Group as of the Effective Time and who is not a SpinCo Group Employee (including any such individual who is not actively working as of the Effective Time as a result of illness, injury, vacation or other leave of absence).

“KAR Savings Plan” shall mean the KAR Auction Services, Inc. 401(k) Plan.

“KAR Service Provider” shall mean each KAR Group Employee and each individual who is a member of the KAR Board as of the Effective Time and is not a Transferred Director.

“KAR Welfare Plan” shall mean any Welfare Plan established, sponsored, maintained or contributed to by KAR or any of its Subsidiaries for the benefit of Employees or Former Employees, including but not limited to each Welfare Plan listed on Schedule 1.01(c) but excluding any SpinCo Welfare Plan.

“Opening KAR Stock Price” shall have the meaning set forth in Section 4.02(a)(i)(B).

“Opening SpinCo Stock Price” shall have the meaning set forth in Section 4.02(a)(i)(B).

“Option,” when immediately preceded by “KAR,” means an option (either nonqualified or an incentive stock option) to purchase KAR Shares granted by KAR prior to the Effective Time pursuant to a KAR Equity-Based Plan and, when immediately preceded by “SpinCo,” means an option to purchase SpinCo Shares, which option is granted pursuant to the SpinCo Long Term Incentive Plan as part of the adjustment to KAR Options as set forth in Section 4.02.

“Party” shall mean a party to this Agreement.

“Providing Party” shall have the meaning set forth in Section 2.02(b).

“PRSU,” when immediately preceded by “KAR,” means a performance-based RSU granted by KAR prior to the Effective Time pursuant to a KAR Equity-Based Plan and when immediately preceded by “SpinCo,” means a performance-based RSU granted by SpinCo granted pursuant to the SpinCo Long Term Incentive Plan as part of the adjustment to KAR PRSUs as set forth in Section 4.02.

“Requesting Party” shall have the meaning set forth in Section 2.02(b).

“Restricted Stock Award,” when immediately preceded by “KAR,” means a KAR Share granted by KAR prior to the Effective Time pursuant to a KAR Equity-Based Plan which is subject to vesting and forfeiture restrictions and when immediately preceded by “SpinCo,” means a SpinCo Share, which is granted pursuant to the SpinCo Long Term Incentive Plan as part of the adjustment to KAR Restricted Stock Awards as set forth in Section 4.02 which is subject to vesting and forfeiture restrictions.

“RSU,” when immediately preceded by “KAR,” means a restricted stock unit granted by KAR prior to the Effective Time pursuant to a KAR Equity-Based Plan representing a general unsecured promise by KAR to deliver a KAR Share or an amount in cash equal to the value of a KAR Share and when immediately preceded by “SpinCo,” means a restricted stock unit granted by SpinCo representing a general unsecured promise by SpinCo to deliver a SpinCo Share or an amount in cash equal to the value of a SpinCo Share, which unit is granted pursuant to the SpinCo Long Term Incentive Plan as part of the adjustment to KAR RSUs as set forth in Section 4.02.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Separation and Distribution Agreement” shall have the meaning set forth in the recitals to this Agreement.

“SpinCo” shall have the meaning set forth in the preamble to this Agreement.

“SpinCo Award” means the SpinCo Options, the SpinCo RSUs, the SpinCo Restricted Stock Awards, and the SpinCo PRSUs, collectively.

“SpinCo Benefit Plan” shall mean any Benefit Plan established, sponsored, maintained or contributed to by a member of the SpinCo Group as of or after the Effective Time.

“SpinCo Board” shall mean the Board of Directors of SpinCo.

“SpinCo Change of Control” shall have the meaning set forth in Section 4.02(h).

“SpinCo Director Plan” shall have the meaning set forth in Section 6.02(a).

“SpinCo Group Employee” shall mean those individuals employed by the SpinCo Group as of the Effective Time and those individuals set forth in Schedule 1.01(b) (including any such individual who is not actively working as of the Effective Time as a result of illness, injury, vacation or other leave of absence).

“SpinCo Long Term Incentive Plan” means the SpinCo Omnibus Stock and Incentive Plan adopted by SpinCo prior to the Effective Time.

“SpinCo Retained Welfare Plans” shall have the meaning set forth in Section 7.08.

“SpinCo Savings Plan” shall mean the [●].

“SpinCo Service Provider” shall mean each SpinCo Group Employee and each individual who is a member of the SpinCo Board as of the Effective Time, including the Transferred Directors.

“SpinCo Welfare Plans” shall mean the Welfare Plans established, sponsored, maintained or contributed to by any member of the SpinCo Group for the benefit of SpinCo Group Employees and Former SpinCo Group Employees.

“Transferred Director” shall have the meaning set forth in Section 4.04(a).

“U.S.” shall mean the United States of America.

“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, mental health, substance abuse and retiree health), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time-off programs, contribution funding toward a health savings account, flexible spending accounts or cashable credits.

Section 1.02            Interpretation. Section 10.16 of the Separation and Distribution Agreement is hereby incorporated by reference.

ARTICLE II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01            General Principles.

(a)            Acceptance and Assumption of SpinCo Liabilities.  On or prior to the Effective Time, but in any case prior to the Distribution, SpinCo and the applicable SpinCo Designees shall accept, assume and agree to faithfully perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be treated as a SpinCo Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by KAR’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the KAR Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the KAR Group or the SpinCo Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i)            any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), equity compensation (as the same may be modified by this Agreement), commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any SpinCo Group Employees and Former SpinCo Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii)            any and all Liabilities whatsoever with respect to claims made by or with respect to any SpinCo Group Employees or Former SpinCo Group Employees in connection with any Benefit Plan not retained or assumed by any member of the KAR Group pursuant to this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement;

(iii)            any and all Employment Taxes with respect to SpinCo Group Employees and Former SpinCo Group Employees;

(iv)            any and all other employment or service-related Liabilities with respect to SpinCo Group Employees and Former SpinCo Group Employees; and

(v)            any and all Liabilities expressly assumed or retained by any member of the SpinCo Group pursuant to this Agreement or Schedule 2.4(a) of the Separation and Distribution Agreement.

(b)            Acceptance and Assumption of KAR Liabilities.  On or prior to the Effective Time, but in any case prior to the Distribution, KAR and certain members of the KAR Group designated by KAR shall accept, assume and agree to faithfully perform, discharge and fulfill all of the following Liabilities held by SpinCo or any SpinCo Designee and KAR and the applicable members of the KAR Group shall be responsible for such Liabilities in accordance with their respective terms (each of which shall be treated as a KAR Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by KAR’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the KAR Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the KAR Group or the SpinCo Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i)            any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), equity compensation (as the same may be modified by this Agreement), commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any KAR Group Employees and Former KAR Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii)            any and all Liabilities whatsoever with respect to claims made by or with respect to any KAR Group Employees or Former KAR Group Employees in connection with any Benefit Plan not retained or assumed by any member of the SpinCo Group pursuant to this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement;

(iii)            any and all Employment Taxes with respect to KAR Group Employees and Former KAR Group Employees;

(iv)            any and all other employment or service-related Liabilities with respect to KAR Group Employees and Former KAR Group Employees; and

(v)            any and all Liabilities expressly assumed or retained by any member of the KAR Group pursuant to this Agreement or Schedule 2.4(b) of the Separation and Distribution Agreement.

(c) Unaddressed Liabilities.  To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

Section 2.02            Service Credit.

(a)            Service for Eligibility, Vesting and Benefit Purposes.  The SpinCo Benefit Plans shall, and SpinCo shall cause each member of the SpinCo Group to, recognize each SpinCo Group Employee’s and each Former SpinCo Group Employee’s full service with KAR or any of its Subsidiaries or predecessor entities at or before the Effective Time, to the same extent that such service was credited by KAR for similar purposes prior to the Effective Time as if such full service had been performed for a member of the SpinCo Group, for purposes of eligibility, vesting and determination of level of benefits under any such SpinCo Benefit Plan.

(b)            Evidence of Prior Service.  Notwithstanding anything in this Agreement to the contrary, but subject to Section 3.02 and applicable Law, upon reasonable request by either Party (the “Requesting Party”), the other Party (the “Providing Party”) will provide to the Requesting Party copies of any records available to the Providing Party to document the service, plan participation and membership of Former Employees of the Providing Party who are then Employees of the Requesting Party, and will cooperate with the Requesting Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any such Employee.

Section 2.03            Benefit Plans.

(a)            Establishment of Plans.  Before the Effective Time, SpinCo shall, or shall cause an applicable member of the SpinCo Group to, adopt Benefit Plans (and related trusts, if applicable), with terms comparable (or such other standard as is specified in this Agreement with respect to any particular Benefit Plan) to those of the corresponding KAR Benefit Plans.  The U.S. KAR Benefit Plans are listed on Schedule 2.03(a)(i) and the Canadian KAR Benefit Plans are listed on Schedule 2.03(a)(ii). SpinCo may limit participation in any such SpinCo Benefit Plan to SpinCo Group Employees and Former SpinCo Group Employees who participated in the corresponding KAR Benefit Plan immediately prior to the Effective Time. SpinCo shall, or shall cause an applicable member of the SpinCo Group to, adopt such other Benefit Plans as specified in this Agreement.

(b)            Information and Operation.  KAR shall provide SpinCo with information describing each KAR Benefit Plan election made by a SpinCo Group Employee or Former SpinCo Group Employee that may have application to SpinCo Benefit Plans from and after the Effective Time, and SpinCo shall use its commercially reasonable efforts to administer the SpinCo Benefit Plans using those elections. Each Party shall, upon reasonable request, and subject to any applicable privacy laws, provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s operation or administration of its Benefit Plans.

(c)            No Diminution of Benefits.  Except as provided herein, during the General Continuation Period, SpinCo shall provide to each SpinCo Group Employee and Former SpinCo Group Employee employee benefits under SpinCo Benefit Plans that, in the aggregate, are substantially similar to the employee benefits provided to such employees immediately prior to the Effective Time. Notwithstanding the foregoing, during such period, SpinCo may make such changes, modifications or amendments to the applicable SpinCo Benefit Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation.

(d)            No Duplication or Acceleration of Benefits.  Notwithstanding anything to the contrary in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement, no participant in any SpinCo Benefit Plan shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided to such participant by the corresponding KAR Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the KAR Group. Furthermore, unless expressly provided for in this Agreement, the Separation and Distribution Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements under any compensation or Benefit Plan, program or arrangement sponsored or maintained by a member of the KAR Group or member of the SpinCo Group on the part of any Employee or Former Employee.

(e)            No Expansion of Participation.  Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by KAR and SpinCo, as required by applicable Law, or as explicitly set forth in a SpinCo Benefit Plan, a SpinCo Group Employee or Former SpinCo Group Employee shall be entitled to participate in the SpinCo Benefit Plans at the Effective Time only to the extent that such SpinCo Group Employee or Former SpinCo Group Employee was entitled to participate in the corresponding KAR Benefit Plan as in effect immediately prior to the Effective Time (to the extent that such SpinCo Group Employee or Former SpinCo Group Employee does not participate in the respective SpinCo Benefit Plan immediately prior to the Effective Time), it being understood that this Agreement does not expand (i) the number of SpinCo Group Employees or Former SpinCo Group Employees entitled to participate in any SpinCo Benefit Plan or (ii) the participation rights of SpinCo Group Employees or Former SpinCo Group Employees in any SpinCo Benefit Plans beyond the rights of such SpinCo Group Employees or Former SpinCo Group Employees under the corresponding KAR Benefit Plans, in each case, after the Effective Time.

(f)            Transition Services.  The Parties acknowledge that the KAR Group or the SpinCo Group may provide administrative services for certain of the other Party’s compensation and benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement. To the extent that any services that are required to be provided by a Party under this Agreement are instead provided by the other Party under the Transition Services Agreement, the obligation of the relevant Party to provide such services under this Agreement shall commence at the expiration of the transitional period for such services under the Transition Services Agreement.

(g)            Beneficiaries.  References to KAR Group Employees, Former KAR Group Employees, SpinCo Group Employees, Former SpinCo Group Employees, and non-employee directors of either KAR or SpinCo (including Transferred Directors), shall be deemed to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.

Section 2.04            Individual Agreements.

(a)            Assignment by KAR.  To the extent permissible by the terms of any Individual Agreement and by applicable Law, KAR shall assign, or cause an applicable member of the KAR Group to assign, to SpinCo or another member of the SpinCo Group, as designated by SpinCo, all Individual Agreements, with such assignment to be effective as of the Effective Time.

(b)            Assumption by SpinCo.  To the extent permissible by the terms of any Individual Agreement and by applicable Law, SpinCo shall assume and honor, or cause a member of the SpinCo Group to assume and honor,  any Individual Agreement effective as of the Effective Time.

(c)            Enforcement Rights.

(i)            To the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each member of the SpinCo Group shall be considered, to the extent permitted by the terms of such Individual Agreement and applicable Law, to be a successor to each member of the KAR Group for purposes of, and a third−party beneficiary with respect to, such Individual Agreement, such that each member of the SpinCo Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary), with respect to the business operations of the SpinCo Group; provided, however, that in no event shall KAR be permitted to enforce any Individual Agreement (including any restrictive covenants contained therein) against a SpinCo Group Employee or Former SpinCo Group Employee for action taken in such individual’s capacity as a SpinCo Group Employee or Former SpinCo Group Employee; and provided, further, that KAR shall only be permitted to enforce any Individual Agreement (including any restrictive covenants contained therein) on KAR’s own behalf for twenty-four (24) months following the Effective Time.

(ii)            To the extent that any such Individual Agreement is assigned to SpinCo or another member of the SpinCo Group, then each member of the KAR Group shall be considered, to the extent permitted by the terms of such Individual Agreement and applicable Law, to be a third-party beneficiary with respect to such Individual Agreement, such that each member of the KAR Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary), with respect to the business operations of the KAR Group; provided, however, that in no event shall KAR be permitted to enforce any Individual Agreement (including any restrictive covenants contained therein) against a SpinCo Group Employee or Former SpinCo Group Employee for action taken in such individual’s capacity as a SpinCo Group Employee or Former SpinCo Group Employee; and provided, further, that KAR shall only be considered a third-party beneficiary with respect to any such Individual Agreement (including with respect to any restrictive covenants contained therein) for twenty-four (24) months following the Effective Time.

(d)            Notice.  SpinCo shall, or shall cause another member of the SpinCo Group to, provide notice to all SpinCo Employees whose Individual Agreement is assigned pursuant to this Section 2.04 to SpinCo or another member of the SpinCo Group of such assignment and of the KAR Group’s continued enforcement rights.

Section 2.05            Non-U.S. Jurisdictions.  Except as expressly set forth herein, the provisions of this Agreement shall apply in respect of all jurisdictions wherever situated; provided, however, that to the extent an Ancillary Agreement or an appendix attached hereto or a separation agreement between the Parties addresses employment, compensation and employee benefit matters, the terms of such Ancillary Agreement, appendix or separation agreement shall govern in respect of matters relating to employees employed in the applicable jurisdiction. KAR shall have the authority to adjust the treatment described in this Agreement (including any appendix attached hereto) or an Ancillary Agreement with respect to SpinCo Group Employees who are located outside of the United States in order to address different plans or benefits not addressed herein or to address applicable plans and benefits in a manner appropriate to the jurisdiction; ensure compliance with the applicable laws or regulations of countries outside of the United States; or to preserve the tax benefits provided under local tax law or regulation before the Distribution.

ARTICLE III

ASSIGNMENT OF EMPLOYEES

Section 3.01            Active Employees.

(a)            Assignment and Transfer of Employees.  Immediately prior to the Effective Time, (i) the SpinCo Group and the applicable member of the KAR Group shall take such actions as are necessary to ensure that each SpinCo Group Employee employed by a member of the KAR Group is employed by a member of the SpinCo Group as of the Effective Time, and (ii) the KAR Group and the applicable member of the SpinCo Group shall take such actions as are necessary to ensure that each KAR Group Employee employed by a member of the SpinCo Group is employed by a member of the KAR Group as of the Effective Time.

(b)            At-Will Status.  Nothing in this Agreement shall create any obligation on the part of any member of the KAR Group or any member of the SpinCo Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period after the date of this Agreement (except as required by applicable Law) or (ii) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-will” employee under applicable Law.

(c)            Severance.  The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.01 shall not be deemed an involuntary termination of employment entitling any SpinCo Group Employee or KAR Group Employee to severance payments or benefits, subject to the requirement of applicable Laws.

(d)            Not a Change of Control/Change in Control.  The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction contemplated by this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan sponsored or maintained by any member of the KAR Group or member of the SpinCo Group.

ARTICLE IV

EQUITY, INCENTIVE AND EXECUTIVE COMPENSATION

Section 4.01            Generally.  Each KAR Award granted that is outstanding as of immediately prior to the Effective Time shall be adjusted as described below; provided, however, that, effective immediately prior to the Effective Time, the KAR Compensation Committee may provide for different adjustments with respect to some or all KAR Awards to the extent that the KAR Compensation Committee deems such adjustments necessary and appropriate.  Any adjustments made by the KAR Compensation Committee pursuant to the foregoing sentence shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates.  Before the Effective Time, the SpinCo Long Term Incentive Plan shall be established, with such terms as are necessary to permit the implementation of the provisions of Section 4.02. The adjustment or conversion of any KAR Award shall be effectuated in a manner that is intended to avoid the imposition of any penalty or other taxes on the holders thereof pursuant to Code Section 409A and, with respect to holders of KAR Awards who are Canadian taxpayers, in a manner consistent with the applicable conversion provisions of the Income Tax Act (Canada).

Section 4.02            Equity Incentive Awards.

(a)            Stock Options.

(i)            Conversion.  Each KAR Option which is outstanding immediately prior to the Effective Time will be converted or disposed of (collectively referred to as a conversion herein) immediately prior to the Effective Time into (or in exchange for) two separate options, an adjusted KAR Option and a SpinCo Option, as set forth below.  Conversion of any KAR Option which constitutes an incentive stock option shall be effected in a manner which complies with the requirements of Section 424 of the Code. The only consideration a holder of a KAR Option will receive for the conversion of any KAR Option is the adjusted KAR Option and the SpinCo Option, with the conversion subject to this Section 4.02.

(A)            Number of Shares Subject to Options. The number of KAR Shares subject to each of the adjusted KAR Options will be equal to the number of KAR Shares subject to the KAR Option immediately prior to the Effective Time.  The number of SpinCo Shares subject to the SpinCo Option will be equal to the number of KAR Shares subject to the KAR Option immediately prior to the Effective Time.

(B)            Exercise Price.  Unless otherwise determined by the KAR Compensation Committee prior to the Effective Time, the per share exercise price of the adjusted KAR Option shall be equal to the product of (1) the per share exercise price of the KAR Option immediately prior to the Effective Time multiplied by (2) a fraction, the numerator of which shall be the Opening KAR Stock Price (as defined below) and the denominator of which shall be the Closing KAR Stock Price (as defined below), which product shall be rounded up to the nearest whole cent.  The per share exercise price of the SpinCo Option shall be equal to the product of (1) the per share exercise price of the KAR Option immediately prior to the Effective Time multiplied by (2) a fraction, the numerator of which shall be the Opening SpinCo Stock Price (as defined below) and the denominator of which shall be the Closing KAR Stock Price, which product shall be rounded up to the nearest whole cent.  The “Opening KAR Stock Price” shall mean the per share closing trading price of KAR Shares, as traded on an ex-distribution basis on the last trading day immediately preceding the Distribution Date.  The “Opening SpinCo Stock Price” shall mean the per share closing “when-issued” trading price of SpinCo Shares on the last trading day immediately preceding the Distribution Date.  The “Closing KAR Stock Price” shall be the per share closing trading price of KAR Shares trading on the “regular way” basis on the last trading day immediately prior to the Distribution Date.

(C)            The Parties agree that the conversion of each KAR Option held by a Canadian taxpayer as described in this Section 4.02(a) is intended to occur on a tax-deferred basis under subsection 7(1.4) of the Income Tax Act (Canada) and the Parties shall make such adjustment to the foregoing as is required to qualify for such treatment, including, if it is determined in good faith that the aggregate “in the money amount” of any adjusted KAR Option and SpinCo Option immediately after the conversion would otherwise exceed the “in the money amount” of the KAR Option immediately prior to the conversion, but only to the extent necessary and in a manner that does not otherwise adversely affect the holder of the KAR Option.

(ii)            Option Terms.

(A)            Terms and Conditions.  Each adjusted KAR Option shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the original KAR Option, except as set forth below.  Each SpinCo Option issued pursuant to this Section 4.02(a) shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the related KAR Option before the Effective Time, except as set forth below.

(B)            Exercise; Withholding.  Upon the exercise of a SpinCo Option, whether by a KAR Group Employee or a SpinCo Group Employee, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) SpinCo in accordance with the terms of the option, and SpinCo shall be solely responsible for the issuance of SpinCo Shares in respect of such exercise, for ensuring the withholding of all applicable Employment Tax on behalf of the employing entity of such holder, and for ensuring the remittance of such Employment Taxes to the employing entity of such holder.  Upon the exercise of a KAR Option, whether by a KAR Group Employee or a SpinCo Group Employee, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) KAR in accordance with the terms of the KAR Option, and KAR shall be solely responsible for the issuance of KAR Shares, for ensuring the withholding of all applicable Employment Tax on behalf of the employing entity of such holder and for ensuring the remittance of such Employment Taxes to the employing entity of such holder.

(b)            PRSUs.

(i)            17/18 KAR PRSU Conversion.  Each KAR PRSU granted in 2017 and 2018 (the “17/18 KAR PRSU”) which is outstanding immediately prior to the Eﬀective Time will be converted immediately prior to the Eﬀective Time to a time-vested KAR RSU and as of the Effective Time shall be treated in accordance with Section 4.02(c) below.  The number of KAR Shares subject to such KAR RSU immediately prior to the Effective Time shall be equal to the target number of KAR Shares underlying the applicable KAR PRSU. Following the Eﬀective Time, the KAR RSUs resulting from the conversion of the 17/18 KAR PRSUs shall remain subject to substantially the same terms and conditions as applicable to the 17/18 KAR PRSU prior to the Eﬀective Time; provided, however that from and after the Eﬀective Time no further performance-based vesting shall apply and the vesting of such KAR RSU shall be determined based solely upon the holder’s continued services with KAR or SpinCo, as applicable, through the end of the applicable performance period.

(ii)            19 KAR PRSU Conversion.  Each KAR PRSU granted in 2019 which is outstanding immediately prior to the Eﬀective Time will be converted upon the Effective Time into two separate performance restricted stock units, an adjusted KAR PRSU (the “19 KAR PRSU”) relating to KAR Shares and an adjusted SpinCo PRSU (the “19 SpinCo PRSU”) relating to SpinCo Shares, as set forth below.

(A)            19 KAR PRSU Terms and Conditions.  The number of KAR Shares subject to each 19 KAR PRSU will be equal to the number of KAR Shares subject to the KAR PRSU.  The 19 KAR PRSU shall be subject to the same terms and conditions as were applicable to the KAR PRSU immediately prior to the Effective Time, except that the performance-based vesting criteria shall be adjusted as determined by the KAR Compensation Committee and shall apply to the 2019 performance year only, with only service-based vesting to be applicable for the remainder of the award term.

(B)            19 SpinCo PRSU Terms and Conditions.  The number of SpinCo Shares subject to each 19 SpinCo PRSU will be equal to the number of KAR Shares subject to the corresponding 19 KAR PRSU.  Each SpinCo PRSU shall be subject to the same terms and conditions as were applicable to the KAR PRSU immediately prior to the Effective Time, except that the performance-based vesting criteria shall be adjusted as determined by the KAR Compensation Committee and shall apply to the 2019 performance year only, with only service-based vesting to be applicable for the remainder of the award term.

(c)            RSUs.

(i)            Conversion. Upon the Effective Time, each holder of a KAR RSU which is outstanding immediately prior to the Eﬀective Time (including (1) KAR RSUs resulting from the conversion of 17/18 KAR PRSUs described in Section 4.02(b)(i) hereof and (2) KAR RSUs held pursuant to the KAR Director Plan) will continue to hold such KAR RSU and will, in addition thereto, receive a SpinCo RSU with respect to a number of SpinCo Shares equal to the number of KAR Shares subject to the corresponding KAR RSU immediately prior to the Effective Time.

(ii)            RSU Terms and Conditions.  Each KAR RSU shall be subject to the same terms and conditions as set forth in the original KAR RSU, except as set forth below.  Each SpinCo RSU issued pursuant to this Section 4.02(c) shall be subject to the same terms and conditions as set forth in the related KAR RSU before the Effective Time, except as set forth below.

(d)            Director Restricted Stock.

(i)            Conversion.  Upon the Effective Time, each holder of a KAR Restricted Stock Award which is outstanding immediately prior to the Eﬀective Time will continue to hold such KAR Restricted Stock Award and will, in addition thereto, receive a SpinCo Restricted Stock Award with respect to a number of SpinCo Shares equal to the number of KAR Shares subject to the corresponding KAR Restricted Stock Award immediately prior to the Effective Time.

(ii)            Restricted Stock Terms and Conditions.  Each KAR Restricted Stock Award shall be subject to the same terms and conditions as set forth in the original KAR Restricted Stock Award, except as set forth below.  Each SpinCo Restricted Stock Award issued pursuant to this Section 4.02(d) shall be subject to the same terms and conditions as set forth in the related KAR Restricted Stock Award before the Effective Time, except as set forth below.

(e)            PRSU/RSU/Restricted Stock Delivery; Withholding.  SpinCo shall be solely responsible for the issuance of SpinCo Shares in respect of SpinCo RSUs and SpinCo Restricted Stock Awards and SpinCo PRSUs (in each case, regardless of the holder thereof), for ensuring the withholding of all applicable Employment Tax on behalf of the employing or service entity of such holder, and for ensuring the remittance of such Employment Taxes (if applicable) to the employing or service entity of such holder.  KAR shall be solely responsible for the issuance of KAR Shares in respect of KAR RSUs and KAR Restricted Stock Awards and KAR PRSUs (in each case, regardless of the holder thereof), for ensuring the withholding of all applicable Employment Tax on behalf of the employing or service entity of such holder, and for ensuring the remittance of such Employment Taxes (if applicable) to the employing or service entity of such holder.  SpinCo shall be solely responsible for the payment of cash in respect of KAR RSUs, KAR Restricted Stock Awards, KAR PRSUs, SpinCo RSUs, SpinCo Restricted Stock Awards, and SpinCo PRSUs held by SpinCo Service Providers, for ensuring the withholding of all applicable Employment Tax, and for ensuring the remittance of such Employment Taxes to the applicable governmental authority.  KAR shall be solely responsible for the payment of cash in respect of KAR RSUs, KAR Restricted Stock Awards, KAR PRSUs, SpinCo RSUs, SpinCo Restricted Stock Awards, and SpinCo PRSUs held by KAR Service Providers, for ensuring the withholding of all applicable Employment Tax, and for ensuring the remittance of such Employment Taxes to the applicable governmental authority.  Any forfeited SpinCo RSUs, SpinCo Restricted Stock Awards or SpinCo PRSUs will be forfeited to SpinCo and any forfeited KAR RSUs, KAR Restricted Stock Awards or KAR PRSUs will be forfeited to KAR (regardless of the employer of the holder thereof).

(f)            PRSU/RSU Dividend Equivalents.  Holders of SpinCo RSUs and SpinCo PRSUs who have a right to receive dividend equivalents with respect to SpinCo Shares underlying such award, will accrue such dividend equivalents and be paid by SpinCo to holders who are SpinCo Group Employees or KAR Group Employees, in each case on the payment date of the related SpinCo RSUs or SpinCo PRSUs (subject to the award vesting on such date); provided, however, that any interest payments that are payable with respect to such dividend equivalents will be sole responsibility of SpinCo for holders who are SpinCo Group Employees and KAR for holders who are KAR Group Employees.  Holders of KAR RSUs and KAR PRSUs who have a right to receive dividend equivalents with respect to KAR Shares underlying such award, will accrue such dividend equivalents and be paid by KAR to holders who are SpinCo Group Employees or KAR Group Employees, in each case on the payment date of the related KAR RSUs or KAR PRSUs (subject to the award vesting on such date); provided, however, that any interest payments that are payable with respect to such dividend equivalents will be sole responsibility of SpinCo for holders who are SpinCo Group Employees and KAR for holders who are KAR Group Employees. Notwithstanding the foregoing, if the terms of the applicable awards provide that dividend equivalent rights shall increase the amount of shares subject to the award by the fair market value of any dividend, then KAR shall issue such additional shares with respect to KAR RSUs and KAR PRSUs and SpinCo shall issue such additional shares with respect to SpinCo RSUs and SpinCo PRSUs, in each case without regard to whether such awards are held by KAR Group Employees or SpinCo Group Employees.

(g)            Service.  Notwithstanding the foregoing, KAR will take such action as is necessary to ensure that with respect to KAR Awards that are held by SpinCo Service Providers as of and following the Effective Time, such individuals will not incur a termination of employment or service as a result of the Distribution for purposes of the KAR Awards.  SpinCo will take such action as is necessary to ensure that with respect to the SpinCo Awards that are held by KAR Service Providers as of and following the Effective Time, such individuals will not incur a termination of employment or service as a result of the Distribution for purposes of the SpinCo Awards.  For purposes of the vesting and termination provisions of the KAR Awards and the SpinCo Awards, continued service with a KAR Group member or a SpinCo Group member, as the case may be, shall be considered to be continued service for purposes of such award.

(h)            Change in Control.  Following the Distribution Date, for any award under this Section 4.02, any reference to a “change in control,” “change of control” or similar definition in an award agreement, employment agreement or KAR Equity-Based Plans applicable to such award (i) with respect to KAR Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, employment agreement or KAR Equity-Based Plans (a “KAR Change of Control”), and (ii) with respect to SpinCo Awards, shall be deemed to refer to a “Change in Control” as defined in the SpinCo Long Term Incentive Plan (a “SpinCo Change of Control”).  Without limiting the foregoing, with respect to provisions related to vesting of awards, a KAR Change of Control shall be treated as a SpinCo Change of Control for purposes of SpinCo Awards held by KAR Service Providers, and a SpinCo Change of Control shall be treated as a KAR Change of Control for purposes of KAR Awards held by SpinCo Service Providers.

(i)            Allocation of Tax Deduction.  The Equity Award Deduction in respect of equity based awards held by KAR Service Providers (whether with respect to KAR Shares or SpinCo Shares) will be allocated to KAR.  The Equity Award Deduction in respect of equity based awards held by SpinCo Service Providers as a result of the operation of this Section 4.02 (whether with respect to KAR Shares or SpinCo Shares) will be allocated to SpinCo.

(j)            Partial Interests in Shares.  To the extent that any adjustment described in this Section 4.02 results in any fractional interest in shares, such fractional interest shall be rounded down to the nearest whole share.  No fractional interests shall be payable in cash or otherwise.

(k)            Administration.  Each of KAR and SpinCo shall establish an appropriate administration system in order to handle exercises and delivery of shares in an orderly manner and provide reasonable levels of service for equity award holders.

(l)            No Effect on Subsequent Awards.  The provisions of this Section 4.02 shall have no effect on the terms and conditions of equity and equity-based awards granted following the Effective Time by KAR or SpinCo.

(m)            Employee Stock Purchase Plan.

(i)            The administrator of the KAR Group Employee Stock Purchase Plan (the “KAR ESPP”) shall take all actions necessary and appropriate to provide that: (1) the Option Period (as defined in the KAR ESPP) during which the Record Date is to occur shall end at a reasonable time before the Record Date to allow participants to purchase KAR Shares under the KAR ESPP prior to the Record Date; (2) all participant payroll deductions and other contributions under the KAR ESPP shall cease on or before the Record Date described in clause (1) of this paragraph; (3) SpinCo Group Employees in the KAR ESPP shall not be eligible to participate in any future Option Periods that begin following the Record Date; (4) any cash remaining in the KAR ESPP account of any SpinCo Group Employee described in clause (3) shall be refunded to such SpinCo Group Employee without interest as soon as administratively practicable; and (5) the next following Option Period shall be established by the administrator of the KAR ESPP in its sole discretion.

(ii)            Unless otherwise determined by the SpinCo Board, effective as of or before the Distribution Date, SpinCo shall establish the SpinCo Group Employee Stock Purchase Plan, with terms substantially similar to those of the KAR ESPP as of the Distribution Date.

(n)            Registration and Other Regulatory Requirements.  SpinCo agrees to file applicable registration statements with respect to, and to cause to be registered pursuant to the Securities Act, the SpinCo Shares authorized for issuance under the SpinCo Long Term Incentive Plan, as required pursuant to the Securities Act, before the date of issuance of any SpinCo Shares pursuant to the SpinCo Long Term Incentive Plan.  The Parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 4.02(n), including compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions.

Section 4.03            Non-Equity Incentive Plans.

(a)            Allocation of Liabilities.  The KAR Group shall be solely responsible for funding, paying and discharging all obligations relating to the 2019 annual incentive bonus awards under the applicable KAR Benefit Plans in which short−term incentive compensation is provided with respect to payments earned before, as of or after the Effective Time by KAR Group Employees or Former KAR Group Employees, and no member of the SpinCo Group shall have any obligations with respect thereto.  The SpinCo Group shall be solely responsible for funding, paying and discharging all obligations relating to the 2019 annual incentive bonus awards under the applicable KAR Benefit Plans in which short−term incentive compensation is provided with respect to payments earned before, as of or after the Effective Time by SpinCo Group Employees or Former SpinCo Group Employees, and no member of the KAR Group shall have any obligations with respect thereto.

(b)            Transfer of Accruals.  As soon as practicable following the Distribution, KAR shall transfer to SpinCo the applicable KAR Benefit Plan accruals in respect of SpinCo Group Employees and Former SpinCo Group Employees for the portion of the 2019 performance period that occurs prior to the Distribution, based on the level of accrual as of the Effective Time.

Section 4.04            Director Compensation.

(a)            Establishment of SpinCo Outside Directors’ Compensation Plan.  Before the Effective Time, SpinCo shall, as it deems appropriate, establish an outside directors’ compensation program for each SpinCo non−employee director as of the Effective Time who served on the KAR Board immediately prior to the Effective Time but who will no longer serve on the KAR Board following the Effective Time (a “Transferred Director”).  As of the Effective Time, KAR shall cease to have any Liability to any such Transferred Director under the KAR outside directors’ compensation program.

(b)            Other Liabilities.  Except as provided in Section 4.04(a), KAR shall retain all other Liabilities and Assets relating to KAR non-employee director compensation.

(c)            Director Compensation.  KAR shall be responsible for the payment of any fees for service on the KAR Board that are earned at, before, or after the Effective Time, and SpinCo shall not have any responsibility for any such payments.  With respect to any SpinCo non-employee director, SpinCo shall be responsible for the payment of any fees for service on the SpinCo Board that are earned at any time after the Effective Time and KAR shall not have any responsibility for any such payments.  Notwithstanding the foregoing, SpinCo shall commence paying quarterly cash retainers to SpinCo non-employee directors in respect of the quarter in which the Effective Time occurs; provided that (i) if KAR has already paid such quarter’s cash retainers to KAR non-employee directors prior to the Effective Time, then within 30 days after the Distribution Date, SpinCo will pay KAR an amount equal to the portion of such payment that is attributable to Transferred Directors’ service to SpinCo after the Distribution Date, and (ii) if KAR has not yet paid such quarter’s cash retainers to KAR non-employee directors prior to the Effective Time, then within 30 days after the Distribution Date, KAR will pay SpinCo an amount equal to the portion of such payment that is attributable to Transferred Directors’ service to KAR on and prior to the Distribution Date.  KAR Awards held by non-employee directors as of immediately prior to the Effective Time shall be treated as described in Section 4.02.

ARTICLE V

U.S. QUALIFIED RETIREMENT PLANS

Section 5.01            SpinCo U.S. Savings Plan.

(a)            Establishment of Plan.  Before the Effective Time, SpinCo shall provide KAR with (i) a copy of the SpinCo Savings Plan and (ii) a copy of certified resolutions of the SpinCo Board (or its authorized committee or other delegate) evidencing adoption of the SpinCo Savings Plan and the related trust(s) and the assumption by the SpinCo Savings Plan of the liabilities described in Section 5.01(b).

(b)            Transfer of Account Balances.  Not later than 30 days following the Distribution Date (or such later time as mutually agreed by the Parties), KAR shall cause the trustee of the KAR Savings Plan to transfer from the trust(s) which forms a part of the KAR Savings Plan to the trust(s) which forms a part of the SpinCo Savings Plan the account balances of the SpinCo Group Employees and Former SpinCo Group Employees under the KAR Savings Plan, determined as of the date of the transfer. Such transfers shall be made in kind, including promissory notes evidencing the transfer of outstanding loans.  Any asset and liability transfers pursuant to this Section 5.01(b) shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code.

(c)            SpinCo Savings Plan Provisions.  The SpinCo Savings Plan shall provide that:

(i)            SpinCo Group Employees and Former SpinCo Group Employees shall (A) be eligible to participate in the SpinCo Savings Plan as of the Effective Time to the extent that they were eligible to participate in the KAR Savings Plan as of immediately prior to the Effective Time, and (B) receive credit for purposes of eligibility and vesting for all service credited for those purposes under the KAR Savings Plan as of immediately prior to the Distribution Date as if that service had been rendered to SpinCo; and

(ii)            the account balance of each SpinCo Group Employee and Former SpinCo Group Employee under the KAR Savings Plan as of the date of the transfer of assets from the KAR Savings Plan (including any outstanding promissory notes) shall be credited to such individual’s account balance under the SpinCo Savings Plan.

(d)            KAR Savings Plan after Effective Time.  From and after the Effective Time, (i) the KAR Savings Plan shall continue to be responsible for liabilities in respect of KAR Group Employees and Former KAR Group Employees, and (ii) no SpinCo Group Employees or Former SpinCo Group Employees shall accrue any benefits under the KAR Savings Plan.  Without limiting the generality of the foregoing, SpinCo Group Employees and Former SpinCo Group Employees shall cease to be participants in the KAR Savings Plan effective as of the Effective Time.

(e)            Plan Fiduciaries.  For all periods after the Effective Time, the Parties agree that the applicable fiduciaries of each of the KAR Savings Plan and the SpinCo Savings Plan, respectively, shall have the authority with respect to the KAR Savings Plan and the SpinCo Savings Plan, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

(f)            No Loss of Unvested Benefits; No Distributions.  The transfer of any SpinCo Group Employee’s employment to the SpinCo Group will not result in loss of that SpinCo Group Employee’s unvested benefits (if any) under the KAR Savings Plan, which benefit liability will be assumed under the SpinCo Savings Plan as provided herein.  No SpinCo Group Employee shall be entitled to a distribution of his or her benefit under the KAR Savings Plan or SpinCo Savings Plan as a result of such transfer of employment.

ARTICLE VI

DIRECTOR DEFERRED COMPENSATION PLAN

Section 6.01            KAR. As of the Effective Time, KAR shall retain, and remain the sponsor of, the KAR Directors Deferred Compensation Plan (the “KAR Director Plan”).

Section 6.02            SpinCo.

(a)            As of the Effective Time, SpinCo shall adopt a new nonqualified deferred compensation plan (the “SpinCo Director Plan”). All Transferred Directors who participated in the KAR Director Plan immediately prior to the Effective Time shall be eligible to participate in the SpinCo Director Plan to the same extent that such Transferred Director participated in the KAR Director Plan prior to the Effective Time (the “Covered Participants”). The SpinCo Director Plan shall assume the obligations of the KAR Director Plan with respect to the Covered Participants whether such benefits accrued before, on or after the Effective Time.

(b)            Transfer of  Liabilities. KAR shall cause the actuary of the KAR Director Plan to determine the proportional share of Liabilities relating to the Covered Participants to be transferred to the SpinCo Director Plan, respectively.

(c)            Identified Errors. If any error with respect to a transfer of Liabilities required under this Section 6.02 is identified after the date on which the transfer was to occur, the Parties shall cooperate to effect the transfer as of the date when the transfer was to occur.

(d)            Obligations and Liabilities.

(i)            At and after the Effective Time, SpinCo shall be solely and exclusively responsible for all obligations and Liabilities with respect to, or in any way related to, the SpinCo Director Plan, whether accrued before, at or after the Effective Time.

(ii)            At and after the Effective Time, KAR shall be solely and exclusively responsible for all obligations and Liabilities in respect of participants who are not Covered Participants with respect to, or in any way related to, the KAR Director Plan, whether accrued before, at or after the Effective Time.

ARTICLE VII

WELFARE BENEFIT PLANS

Section 7.01            Welfare Plans.

(a)            Waiver of Conditions; Benefit Maximums.  SpinCo shall use commercially reasonable efforts to cause the SpinCo Welfare Plans to:

(i)            with respect to initial enrollment as of the Effective Time, waive (A) all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any SpinCo Group Employee or Former SpinCo Group Employee, other than limitations that were in effect with respect to the SpinCo Group Employee or Former SpinCo Group Employee under the applicable KAR Welfare Plan as of immediately prior to the Effective Time, and (B) any waiting period limitation or evidence of insurability requirement applicable to a SpinCo Group Employee or Former SpinCo Group Employee other than limitations or requirements that were in effect with respect to such SpinCo Group Employee or Former SpinCo Group Employee under the applicable KAR Welfare Plans as of immediately prior to the Effective Time; and

(ii)            take into account (A) with respect to aggregate annual, lifetime, or similar maximum benefits available under the SpinCo Welfare Plans, a SpinCo Group Employee’s or Former SpinCo Group Employee’s prior claim experience under the KAR Welfare Plans and any Benefit Plan that provides leave benefits; and (B) any eligible expenses incurred by a SpinCo Group Employee or Former SpinCo Group Employee and his or her covered dependents during the portion of the plan year of the applicable KAR Welfare Plan ending as of the Effective Time to be taken into account under such SpinCo Welfare Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such SpinCo Group Employee or Former SpinCo Group Employee and his or her covered dependents for the applicable plan year to the same extent as such expenses were taken into account by KAR for similar purposes prior to the Effective Time as if such amounts had been paid in accordance with such SpinCo Welfare Plan.

(b)            U.S. Health Savings Accounts.  Prior to January 1, 2020, SpinCo shall, or shall cause a member of the SpinCo Group to, establish a SpinCo Welfare Plan that will provide health savings account benefits to SpinCo Group Employees on and after January 1, 2020.

(c)            U.S. Flexible Spending Accounts. Prior to January 1, 2020, SpinCo shall, or shall cause a member of the SpinCo Group to, establish a SpinCo Welfare Plan that will provide health or dependent care flexible spending account benefits to SpinCo Group Employees on and after January 1, 2020.

(d)            Allocation of Welfare Assets and Liabilities.  Effective as of the Effective Time, the SpinCo Group shall assume all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of SpinCo Group Employees or Former SpinCo Group Employees or their covered dependents under the KAR Welfare Plans or SpinCo Welfare Plans before, at, or after the Effective Time. No KAR Welfare Plan shall provide coverage to any SpinCo Group Employee or Former SpinCo Group Employee after the Effective Time, except as may be agreed between the Parties to address Employees who are on approved leaves of absence immediately prior to the Effective Time.

Section 7.02            U.S. COBRA and HIPAA.  The KAR Group shall continue to be responsible for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the KAR Welfare Plans with respect to any KAR Group Employees and any Former KAR Group Employees (and their covered dependents) who incur a qualifying event under COBRA before, as of, or after the Effective Time.  Effective as of the Effective Time, the SpinCo Group shall assume responsibility for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the SpinCo Welfare Plans with respect to any SpinCo Group Employees or Former SpinCo Group Employees (and their covered dependents) who incur a qualifying event or loss of coverage under the KAR Welfare Plans and/or the SpinCo Welfare Plans before, as of, or after the Effective Time.  The Parties agree that the consummation of the transactions contemplated by the Separation and Distribution Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

Section 7.03            Vacation, Holidays and Leaves of Absence.  Effective as of the Effective Time, the SpinCo Group shall assume all Liabilities of the KAR Group with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each SpinCo Group Employee. The KAR Group shall retain all Liabilities with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each KAR Group Employee.

Section 7.04            Severance and Unemployment Compensation.  Effective as of the Effective Time, the SpinCo Group shall assume any and all Liabilities to, or relating to, SpinCo Group Employees and Former SpinCo Group Employees in respect of severance and unemployment compensation, regardless of whether the event giving rise to the Liability occurred before, at or after the Effective Time.  The KAR Group shall be responsible for any and all Liabilities to, or relating to, KAR Group Employees and Former KAR Group Employees in respect of severance and unemployment compensation, regardless of whether the event giving rise to the Liability occurred before, at or after the Effective Time.

Section 7.05            Workers’ Compensation.  With respect to claims for workers’ compensation, (a) the SpinCo Group shall be responsible for all claims and Liabilities in respect of SpinCo Group Employees and Former SpinCo Group Employees, whether occurring before, at or after the Effective Time and the SpinCo Group shall be fully responsible for the administration, management and payment of all such claims and for the satisfaction of all such Liabilities, and (b) the KAR Group shall be responsible for all claims and Liabilities in respect of KAR Group Employees and Former KAR Group Employees, whether occurring before, at or after the Effective Time and the KAR Group shall be fully responsible for the administration, management and payment of all such claims and for the satisfaction of all such Liabilities.  Notwithstanding the foregoing, if the SpinCo Group is unable to assume any such Liability or the administration, management or payment of any such claim solely because of the operation of applicable Law, the KAR Group shall retain such Liabilities and the SpinCo Group shall reimburse and otherwise fully indemnify the KAR Group for all such Liabilities, including the costs of administering the plans, programs or arrangements under which any such Liabilities have accrued or otherwise arisen.

Section 7.06            Insurance Contracts.  To the extent that any KAR Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, the Parties will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for SpinCo (except to the extent that changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both KAR and SpinCo for a reasonable term.  Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party.  Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.06.

Section 7.07            Third-Party Vendors.  To the extent that any KAR Welfare Plan is administered by a third-party vendor, the Parties will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for SpinCo and to maintain any pricing discounts or other preferential terms for both KAR and SpinCo for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.07.

Section 7.08            SpinCo Retained Welfare Plans.  As of the Effective Time, the SpinCo Group shall retain sponsorship of the Welfare Plans listed on Schedule 7.08 (the “SpinCo Retained Welfare Plans”), and, from and after the Effective Time, all Liabilities under the SpinCo Retained Welfare Plans shall be Liabilities of the SpinCo Group.

ARTICLE VIII

NON-U.S. EMPLOYEES

Section 8.01            General. Notwithstanding anything in this Agreement to the contrary, all actions taken with respect to non-U.S. Employees or U.S. Employees working in non-U.S. jurisdictions shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions.

ARTICLE IX

MISCELLANEOUS

Section 9.01            Employee Records.

(a)            Sharing of Information.  Subject to any limitations imposed by applicable Law, KAR and SpinCo (acting directly or through members of the KAR Group or the SpinCo Group, respectively) shall provide to the other and their respective authorized agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement.

(b)            Transfer of Personnel Records and Authorization.  Subject to any limitation imposed by applicable Law and to the extent that it has not done so before the Effective Time, KAR shall transfer to SpinCo any and all employment records (including any Form I-9, Form W-2 or other IRS forms) with respect to SpinCo Group Employees and Former SpinCo Group Employees and other records reasonably required by SpinCo to enable SpinCo properly to carry out its obligations under this Agreement.  Such transfer of records generally shall occur as soon as administratively practicable at or after the Effective Time.  Each Party will permit the other Party reasonable access to Employee records, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder.

(c)            Access to Records.  To the extent not inconsistent with this Agreement, the Separation and Distribution Agreement or any applicable privacy protection Laws or regulations, reasonable access to Employee-related records after the Effective Time will be provided to members of the KAR Group and members of the SpinCo Group pursuant to the terms and conditions of Article VI of the Separation and Distribution Agreement.

(d)            Maintenance of Records.  With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, KAR and SpinCo shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying Party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

(e)            Cooperation.  Each Party shall use commercially reasonable efforts to cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection laws) all relevant documents, resolutions, government filings, data, payroll, employment and benefit plan information on regular timetables and cooperate as needed with respect to (i) any litigation with respect to any employee benefit plan, policy or arrangement contemplated by this Agreement (except to the extent such other Party is an opposing party in such litigation), (ii) efforts to seek a determination letter, private letter ruling or advisory opinion from the IRS or U.S. Department of Labor or any other Governmental Authority on behalf of any employee benefit plan, policy or arrangement contemplated by this Agreement, and (iii) any filings that are required to be made or supplemented to the IRS, U.S. Pension Benefit Guaranty Corporation, U.S. Department of Labor or any other Governmental Authority; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations.

(f)            Confidentiality.  Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 6.9 of the Separation and Distribution Agreement and the requirements of applicable Law.

Section 9.02            Preservation of Rights to Amend.  The rights of each member of the KAR Group and each member of the SpinCo Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 9.03            Fiduciary Matters.  KAR and SpinCo each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard.  Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 9.04            Further Assurances.  Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 9.05            Counterparts; Entire Agreement; Corporate Power.

(a)            This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

(b)            This Agreement and the Schedules and appendices hereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.

(c)            KAR represents on behalf of itself and, to the extent applicable, each of its Subsidiaries, and SpinCo represents on behalf of itself and, to the extent applicable, each of its Subsidiaries, as follows:

(i)            each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)            this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(d)            Each Party acknowledges that it and each other Party is executing this Agreement by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement.  Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 9.06            Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 9.07            Assignability.  The assignability provisions set forth in Section 10.3 of the Separation and Distribution Agreement shall apply to this Agreement.

Section 9.08            Third-Party Beneficiaries.  The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any other Person except the Parties any rights or remedies hereunder.  There are no other third-party beneficiaries of this Agreement and this Agreement shall not provide any third party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.  Nothing in this Agreement is intended to amend any employee benefit plan or affect KAR’s, SpinCo’s or the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan.  The provisions of this Agreement are solely for the benefit of the Parties, and no Employee or Former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement.

Section 9.09            Notices.  All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by electronic mail (for which a confirmation email is obtained), or sent by overnight courier (providing proof of delivery) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.09):

If to KAR, to:

KAR Auction Services, Inc.
13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
Email:	[ ]
Attention:	[ ]

with a copy (prior to the Effective Time) to:

[ ]
[ ]
[ ]
Email:	[ ]
[ ]
[ ]
Attention:	[ ]
[ ]
[ ]

If to SpinCo, to:

IAA Spinco Inc.
[ ]
[ ]
Email:	[ ]
[ ]
Attention:	[ ]
[ ]

with a copy (prior to the Effective Time) to:

[ ]
[ ]
[ ]
Email:	[ ]
[ ]
[ ]
Attention:	[ ]
[ ]
[ ]

Any Party may, by notice to the other Party, change the address to which such notices are to be given.

Section 9.10            Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of any such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 9.11            Force Majeure.  The Force Majeure provision set forth in Section 10.7 of the Separation and Distribution Agreement shall apply to this Agreement.

Section 9.12            Headings.  The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13            Survival of Covenants.  Except as expressly set forth in this Agreement, the covenants, representations and warranties and other agreements contained in this Agreement, and Liability for the breach of any obligations contained herein, shall survive the Separation and the Distribution and shall remain in full force and effect thereafter.

Section 9.14            Waivers of Default.  Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.15            Dispute Resolution.  The dispute resolution procedures set forth in Article VII of the Separation and Distribution Agreement shall apply to any dispute, controversy or claim arising out of or relating to this Agreement.

Section 9.16            Specific Performance.  Subject to Article VII of the Separation and Distribution Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights or their rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties.

Section 9.17            Amendments.  No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 9.18            Interpretation.  In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto and thereto) and not to any particular provision of this Agreement; (c) Article, Section and Schedule references are to the Articles, Sections and Schedules to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States or New York, New York; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to [●].

Section 9.19            Limitations of Liability.  Notwithstanding anything in this Agreement to the contrary, neither SpinCo or any member of the SpinCo Group, on the one hand, nor KAR or any member of the KAR Group, on the other hand, shall be liable under this Agreement to the other for any indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other arising in connection with the transactions contemplated hereby (other than any such Liability with respect to a Third-Party Claim).

Section 9.20            Mutual Drafting.  This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable to this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

KAR AUCTION SERVICES, INC.

By:
Name:
Title:

IAA SPINCO INC.
By:
Name:
Title: